UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM
8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 28, 2024

SPECTRUM BRANDS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-4219	74-1339132
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

SB/RH HOLDINGS, LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-192634-03	27-2812840
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Deming Way Middleton, Wisconsin 53562
(Address of principal executive offices)

(608) 275-3340
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).

Spectrum Brands Holdings, Inc.	☐
SB/RH Holdings, LLC	☐
If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Spectrum Brands Holdings, Inc.	☐
SB/RH Holdings, LLC	☐
Securities registered pursuant to Section 12(b) of the Exchange Act:

Registrant	Title of Each Class	Trading Symbol	Name of Exchange On Which Registered
Spectrum Brands Holdings, Inc.	Common Stock, $0.01 par value	SPB	New York Stock Exchange

Item 8.01	Other Events.
As previously disclosed, on June 20, 2023, Spectrum Brands, Inc. (“SBI”), an indirect wholly-owned subsidiary of Spectrum Brands Holdings, Inc. (the “Company”), completed the sale of its Hardware and Home Improvement business to ASSA ABLOY (the “HHI Sale”) for $4.36 billion after customary adjustments. On May 20, 2024, SBI launched a tender offer and consent solicitation for its 4.00% Senior Notes due 2026, its 5.00% Senior Notes due 2029 and its 5.50% Senior Notes due 2030, and tender offer for its 3.875% Senior Notes due 2031 (
collectively
, the “Notes”).
In certain circumstances, the “Limitation on Asset Sales” covenant in the respective indentures governing the Notes may require SBI to make offers to purchase Notes (“Asset Sale Offers”) using the “net proceeds” of the HHI Sale (as that term is defined in the indentures governing the Notes, “Net Proceeds”).
In this report, the Company is providing the estimated amount of Net Proceeds that remain available for Asset Sale Offers. The Company estimates the available Net Proceeds as follows:

(in billions, rounded)
Cash proceeds from HHI Sale	$4.4
Less:
Direct costs relating to the sale	(0.1)
Taxes payable, after taking into account tax sharing arrangements	(0.8)
Less:
Repayment of debt	(1.8)
Capital expenditures and purchases of assets	(0.5)

Remaining Net Proceeds	$1.2
Readers of this report should note that:

•
amounts presented in this report do not reflect the use of any Net Proceeds to complete the tender offers described above because as of the date of this report, SBI has not completed the purchase of any Notes pursuant to the tender offers;

•	amounts presented in this report are approximations and subject to change;

•	amounts presented do not include any further investments or capital expenditures in the existing business or any asset acquisitions that could occur before an Asset Sale Offer is required to be made;

•
whether or not SBI would be required to make an Asset Sale Offer depends on a number of factors, including the outcome of the tender offers and any other actions that SBI may take before an Asset Sale Offer is required to be made; and

•	if applicable to a series of Notes, any Asset Sale Offer is only required to be made if the amount of available Net Proceeds on June 20, 2024 exceeds $50.0 million.
The Company, SBI and their affiliates reserve the right, in their sole discretion and subject to applicable law, to upsize or otherwise change the terms of the tender offers, to redeem any of the Notes that remain outstanding after the completion of the tender offers in accordance with the terms of the respective indentures governing the Notes, to repurchase any such Notes in open market purchases, privately negotiated transactions or otherwise, upon such terms and at such prices as they may determine, which in each case may be more or less than the price to be paid pursuant to the tender offers, to defease the covenants of the Notes, including the covenant on the “Limitation on Asset Sales,” or to satisfy and discharge SBI’s obligations pursuant to the indentures governing such Notes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May

28, 2024

SPECTRUM BRANDS HOLDINGS, INC.

By:	/s/ Jeremy W. Smeltser
Name:	Jeremy W. Smeltser
Title:	Executive Vice President and Chief Financial Officer

SB/RH HOLDINGS, LLC

By:	/s/ Jeremy W. Smeltser
Name:	Jeremy W. Smeltser
Title:	Executive Vice President and Chief Financial Officer